Exhibit 99.1 Tier Technologies, Inc. 10780 Parkridge Blvd., Suite 400 Reston, VA 20191 CONTACT: Ronald W. Johnston, Chief Financial Officer rjohnston@tier.com (571) 382-1000

Tier Reports Fiscal 2010 First Quarter Results

RESTON, VA, February 9, 2010 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of electronic payment solutions for the biller direct market,  today announced results for the quarter ended December 31, 2009 and provided updates on continuing strategic growth initiatives.

Results of Operations

First Quarter Fiscal 2010 Results

For the quarter ended December 31, 2009, Tier reported revenues from Continuing Operations of $32.8 million, a 10.2% increase over the same quarter last year.  Net loss from Continuing Operations was $(0.7) million, or $(0.04) per fully diluted share.

Continuing Operations include Electronic Payment Solutions, or EPS, and certain wind-down businesses.  On a standalone basis, our EPS business reported quarterly revenues of $31.9 million, or a 13.0% increase over the same quarter last year.  Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $7.9 million, consistent with the same quarter last year.

Management’s Comments

Ronald L. Rossetti, Chairman and Chief Executive Officer of Tier Technologies stated, “I am pleased to report adjusted EBITDA from EPS Operations for the first quarter of FY2010 of $0.8 million as compared with a loss in adjusted EBITDA from EPS Operations of ($1.0) million in the first quarter of FY2009.”

“Our concentration today in our EPS “biller direct” business is to continue increasing EPS Net Revenue growth over a fixed cost platform,” said Rossetti.   “What is very encouraging to me and should be to our stockholders is that despite the fact that over 60% of our current EPS business is tied directly to the collection of tax revenue, which depending on the taxing authority has experienced 10-30% decreases in revenue, we were able to improve our financial performance.  In fact, we increased our EPS Net Revenue in the quarter by 29%, or $2.2 million, and increased adjusted EBITDA from EPS Operations by $1.8 million.  Stated differently, we delivered 82% of our increase in EPS Net Revenues through to adjusted EBITDA from EPS Operations.  This improvement was the result of increasing our profitability per transaction and driving substantial transaction growth, while reducing overhead and holding platform costs relatively flat.  For the quarter ended December 31, 2009 our EPS transactions grew by 65% and our EPS gross margin (gross sales less direct and other costs) increased by 270 basis points, as compared with the prior year quarter.”

Tier defines EPS Net Revenue as revenue less wind-down revenue, discount fees, processing and interchange costs  and adjusted EBITDA from EPS Operations as net income from our EPS business before interest expense net of interest income, income taxes, depreciation and amortization and stock-based compensation in both equity and cash.

The following table shows a reconciliation of revenue to EPS Net Revenue for the three months ended December 31, 2009 and 2008 (in thousands):

	Three months ended
	December 31,
	2009	2008	Change

Revenue	$32,768	$29,740	$3,679
Less Wind-down Revenue	848	1,499	(651)
EPS Gross Revenue	31,920	28,241	3,028

Discount Fees, Interchange & Processing Costs	22,348	20,835	1,513

EPS Net Revenue	$9,572	$7,406	$2,166

Net Revenue Percentage Increase			29.2%

The following table shows a reconciliation of net income/(loss) from Continuing  Operations to adjusted EBITDA from EPS Operations and adjusted EBITDA from Continuing Operations for the three months ended December 31, 2009 and 2008 (in thousands):

	EPS			Wind-down			Continuing Operations
	Quarter 1			Quarter 1			Quarter 1
	FY10	FY09	Change	FY10	FY09	Change	FY10	FY09	Change
Net Income/(Loss)	$(930)	$(2,266)	$1,336	$209	$374	$(166)	$(721)	$(1,892)	$1,171
Adjustments:
Depreciation/Amortization	1,335	979	356	273	504	(231)	1,608	1,483	125
Stock/Cash based Comp	507	468	39	―	―	―	507	468	39
Taxes	―	1	(1)	―	―	―	―	1	(1)
Less:
Interest Income, net	139	192	(53)	―	―	―	139	192	(53)
Adjusted EBITDA	$773	$(1,010)	$1,783	$482	$878	$(396)	$1,255	$(132)	$1,387

EPS revenues, EPS Net Revenues, adjusted EBITDA from EPS Operations and adjusted EBITDA from Continuing Operations are non-GAAP financial measures.  Tier’s management believes these measures are useful for evaluating performance against peer companies within its industry, and provide investors with additional transparency with respect to financial measures used by management in its financial and operational decision-making.  Non-GAAP financial measures should not be considered a substitute for the reported results prepared in accordance with US GAAP.  Tier’s definition used to calculate non-GAAP financial measures may differ from those used by other companies.

Liquidity

As of December 31, 2009, Tier had $57.7 million in cash and marketable securities, and $7.4 million in restricted investments, for a total of $65.1 million of cash.  Tier currently holds $30.1 million in auction rate securities as long-term investments.  These investments are revenue bonds and asset-backed notes issued by state agencies.  The investments are AAA-rated and collateralized with student loans and guaranteed under the Federal Family Education Loan Program.  Tier has no short-term or long-term debt.

Conference Call

Tier will host a conference call Tuesday, February 9, 2010 at 5:00 p.m. Eastern Time to discuss these results.  To access the conference call, please dial (888)335-3240 and provide conference ID # 54925076.  The conference call is also available live via the Internet at www.tier.com.  A replay will be available at 5:00 p.m. Eastern Time on Wednesday, February 10, 2010 at www.tier.com or by calling (800) 642-1687 and entering conference ID # 54925076.  The replay will be available until 11:45 p.m. Eastern Time on February 23, 2010.

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides over 3,900 electronic payment clients in all 50 states and the District of Columbia with enhanced payment services that include multiple payment choices, payment channels, and bill payment products and services.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients primarily through its wholly-owned subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to:  general economic conditions, which affect Tier’s financial results in all our markets, which we refer to as “verticals,” including our property tax vertical; the timing and the cost of consolidating our payment processing platforms; our ability to grow EPS Net Revenue while keeping costs relatively fixed; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; our ability to realize revenues from our business development opportunities; the impact of governmental investigations or litigation; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our quarterly report on Form 10-Q for our fiscal quarter ended December 31, 2009, filed with the SEC.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	December 31, 2009	September 30, 2009
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$26,577	$21,969
Investments in marketable securities	1,000	4,499
Restricted investments	1,361	1,361
Accounts receivable, net	4,780	4,790
Settlements receivable, net	7,994	6,272
Prepaid expenses and other current assets	2,659	2,239
Total current assets	44,371	41,130

Property, equipment and software, net	8,470	7,990
Goodwill	17,345	17,329
Other intangible assets, net	10,906	12,038
Investments in marketable securities	30,081	31,169
Restricted investments	6,000	6,000
Other assets	709	571
Total assets	$117,882	$116,227

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$373	$84
Settlements payable	9,808	9,591
Accrued compensation liabilities	2,037	3,213
Accrued discount fees	9,697	5,343
Other accrued liabilities	2,465	3,425
Deferred income	778	861
Total current liabilities	25,158	22,517
Other liabilities	1,266	1,121
Total liabilities	26,424	23,638

Commitments and contingencies

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock and paid-in capital; shares authorized: 44,260; shares issued: 20,687 and 20,687; shares outstanding: 18,151 and 18,238	192,423	192,030
Treasury stock—at cost, 2,536 and 2,449 shares	(21,020)	(20,271)
Accumulated deficit	(79,945)	(79,170)
Total shareholders’ equity	91,458	92,589
Total liabilities and shareholders’ equity	$117,882	$116,227

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations

	Three months ended December 31,
(in thousands, except per share data)	2009	2008
Revenues	$32,768	$29,740

Costs and expenses:
Direct costs	24,092	22,418
General and administrative	6,327	6,630
Selling and marketing	1,601	1,316
Depreciation and amortization	1,608	1,459
Total costs and expenses	33,628	31,823
Loss from continuing operations before other income/(loss) and income taxes	(860)	(2,083)

Other income/(loss):
Gain/(loss) on investments	12	(112)
Interest income, net	127	304
Total other income	139	192

Loss from continuing operations before income taxes	(721)	(1,891)
Income tax provision	—	1

Loss from continuing operations	(721)	(1,892)
Loss from discontinued operations, net	(54)	(3,262)

Net loss	$(775)	$(5,154)

Loss per share—Basic and diluted:
From continuing operations	$(0.04)	$(0.10)
From discontinued operations	—	(0.16)
Loss per share—Basic and diluted	$(0.04)	$(0.26)

Weighted average common shares used in computing:
Basic and diluted loss per share	18,156	19,735

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows

	Three months ended December 31,
(in thousands)	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(775)	$(5,154)
Less: Loss from discontinued operations, net	(54)	(3,262)
Loss from continuing operations, net	(721)	(1,892)
Non-cash items included in net loss:
Depreciation and amortization	1,608	1,483
Provision for doubtful accounts	299	39
Deferred rent	26	—
Share-based compensation	507	468
(Gain)/loss on trading securities	(12)	112
Other	(4)	25
Net effect of changes in assets and liabilities:
Accounts and settlements receivable, net	(2,011)	(1,727)
Prepaid expenses and other assets	(737)	(602)
Accounts and settlements payable and accrued liabilities	2,737	1,308
Income taxes receivable	(77)	(61)
Deferred income	(83)	—
Cash provided by (used in) operating activities from continuing operations	1,532	(847)
Cash used in operating activities from discontinued operations	(54)	(3,209)
Cash provided by (used in) operating activities	1,478	(4,056)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(1,000)	(11,470)
Maturities of available-for-sale securities	4,499	2,401
Sales of trading securities	1,100	—
Maturities of restricted investments	—	500
Purchase of equipment and software	(956)	(480)
Additions to goodwill—ChoicePay acquisition	(16)	—
Collection on note receivable	261	—
Proceeds from sale of discontinued operations	—	205
Cash provided by (used in ) investing activities from continuing operations	3,888	(8,844)
Cash used in investing activities from discontinued operations	—	(437)
Cash provided by (used in) investing activities	3,888	(9,281)
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of company stock	(749)	—
Capital lease obligations and other financing arrangements	(9)	(5)
Cash used in financing activities	(758)	(5)
Net increase (decrease) in cash and cash equivalents	4,608	(13,342)
Cash and cash equivalents at beginning of period	21,969	47,735
Cash and cash equivalents at end of period	$26,577	$34,393

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Three months ended December 31, 2009:
Revenues	$31,920	$848	$32,768
Costs and expenses:
Direct costs	23,832	260	24,092
General and administrative	6,221	106	6,327
Selling and marketing	1,601	—	1,601
Depreciation and amortization	1,335	273	1,608
Total costs and expenses	32,989	639	33,628
(Loss)/income from continuing operations before other income and income taxes	(1,069)	209	(860)
Other income/(expense):
Interest income	127	—	127
Gain on investments	12	—	12
Total other income	139	—	139
(Loss)/income from continuing operations before taxes	(930)	209	(721)
Income tax provision	—	—	—
(Loss)/income from continuing operations	$(930)	$209	$(721)

(in thousands)	EPS	Wind- down	Total
Three months ended December 31, 2008:
Revenues	$28,241	$1,499	$29,740
Costs and expenses:
Direct costs	21,838	580	22,418
General and administrative	6,568	62	6,630
Selling and marketing	1,313	3	1,316
Depreciation and amortization	979	480	1,459
Total costs and expenses	30,698	1,125	31,823
(Loss)/income from continuing operations before other income/(loss) and income taxes	(2,457)	374	(2,083)
Other income/(loss):
Interest income, net	304	—	304
Loss on investment	(112)	—	(112)
Total other income	192	—	192
(Loss)/income from continuing operations before taxes	(2,265)	374	(1,891)
Income tax provision	1	—	1
(Loss)/income from continuing operations	$(2,266)	$374	$(1,892)